Exhibit 99.(t)

CERTIFIED RESOLUTION OF THE BOARD OF TRUSTEES OF THE FUND

PGIM SHORT DURATION HIGH YIELD OPPORTUNITIES FUND

SECRETARY’S CERTIFICATE

I, Andrew R. French, solely in my capacity as Secretary of PGIM Short Duration High Yield Opportunities Fund, a Massachusetts statutory trust (the “Trust”), hereby certify on behalf of the Trust, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Trust held on October 9, 2020:

RESOLVED:

That the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer) of the Trust are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust’s Registration Statement on Form N-2, and any amendments thereto.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 9th day of October, 2020.

By:	/s/ Andrew R. French
Name: Andrew R. French
Secretary